Exhibit 10.9

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (“Agreement”) is made and entered into this 11th day of May, 2017, between Icagen, Inc. f/k/a Caldera Pharmaceuticals, Inc. (“Icagen”) and Dentons US LLP (“Dentons”). Icagen and Dentons may be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, Dentons previously provided legal services to Icagen ( the “Representation”), including in connection with litigation commenced by Icagen against the Regents of the University of California and/or related parties;

WHEREAS, following disputes between them, Dentons and Icagen entered into a Settlement and Release Agreement (the "2013 Settlement Agreement"), a copy of which is attached as Exhibit A, fully and finally resolving any and all claims and potential claims arising out of, based upon, or relating to the Representation;

WHEREAS, Icagen did not make any payment to Dentons under the 2013 Settlement Agreement;

WHEREAS on April 22, 2014, Dentons filed a complaint in the Circuit Court of Cook County, Illinois, captioned Dentons vs. Caldera Pharmaceuticals, Inc. bearing docket number 14 L 50351, seeking entry of a judgment by confession against Icagen (the “Illinois Lawsuit”) based upon the 2013 Settlement Agreement.

WHEREAS, on May 7, 2014, a judgment was entered in the Illinois Lawsuit in favor of Dentons and against Icagen, in the amount of three million and fifty thousand dollars ($3,050,000.00) plus costs of suit (the “Judgment”), a copy of which is attached as Exhibit B, which Judgment remains outstanding;

WHEREAS, Icagen filed the following lawsuits against Dentons in San Francisco Superior Court (collectively, the "California Lawsuits"): (1) an action styled Richard Roe, et al. v. White Corporation, et al., bearing docket no. 14 CGC 538762, which action was dismissed without prejudice; (2) an action styled Richard Roe, et al. v. White Corporation, et al., bearing docket no. 15 CGC 544238, which action was dismissed without prejudice; and (3) an action styled Richard Roe, et al. v. White Corporation, et al., bearing docket no. 17 CGC 558125, which remains pending;

WHEREAS, the Parties now desire to fully and finally settle any and all claims and potential claims arising out of, based upon, or relating to the 2013 Settlement Agreement, the Illinois Lawsuit, the Judgment, and the California Lawsuits;

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.            Payment. Icagen shall pay Dentons the sum of One Million Four Hundred Thousand Dollars ($1,400,000.00) as follows:

(a)        $250,000 to be received by Dentons no later than May 15, 2017;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b)        $250,000 to be received by Dentons no later than June 1, 2017 or the date of the closing of Icagen's pending debt financing, whichever is sooner;

[*****]

All sums paid herein shall paid by wire transfer directed to:

[*****]

2.            Security. Simultaneous with the execution of this Agreement, Icagen shall execute and deliver to Dentons an ink original Affidavit in Support of Confession of Judgment in the amount of $3,891,549.32 (i.e., the amount of the Judgment plus costs of suit plus accrued interest through May 15, 2017) and in the form annexed hereto as Exhibit C (the “Confession of Judgment”). Upon collection of full payment in accordance with Paragraph 1 of this Agreement, Dentons shall return the ink original Confession of Judgment to Icagen. If Dentons fails to timely receive, when due, any of the payments in accordance with Paragraph 1, then Icagen shall be in default of the Agreement (“Default”) and shall have five (5) business days from the delivery of the notice to cure the Default. Notice shall be delivered by (i) a nationally recognized next day courier service, or (ii) first class registered or certified mail, postage prepaid. Notices hereunder shall be delivered to:

Mr. Richard Cunningham
Icagen, Inc.
4222 Emperor Blvd, Suite 350
Durham, NC 27703

With a copy to:

Leslie Marlow
Gracin & Marlow LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174

Failure by Icagen to cure the Default within five (5) business days from delivery of notice of the Default shall result in the immediate right of Dentons to file the Confession of Judgment upon an affidavit or affirmation of noncompliance in a court of competent jurisdiction, in the amount of $3,891,549.32 plus accrued statutory interest subsequent to May 15, 2017, less any payments made subsequent to the execution of this Agreement and through the date of Default, plus interest.

3.             Existing Pleadings/Judgment.

(a)       Within five (5) business days following execution of this Agreement, Icagen will discontinue or dismiss the California Lawsuits with prejudice and will provide Dentons with Filed-stamped copies demonstrating such dismissal or discontinuance with prejudice. Icagen represents that it has not filed any other claims or proceedings against Dentons.

2

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b)       Within five (5) business days following receipt of the payments in accordance with Paragraphs 1(a) and (b) herein (i.e., following timely receipt by Dentons from Icagen of payments of no less than $500,000), either Party shall file an agreed motion in the Circuit Court of Cook County, Illinois in the Illinois Lawsuit seeking (i) to vacate the Judgment of May 7, 2014; (ii) to dismiss the Illinois Lawsuit with prejudice; (iii) the entry of an agreed order in the form attached hereto as Exhibit D (“Agreed Order”) and (iv) the Court’s approval of a Release of Judgment in the form attached hereto as Exhibit E (“Release of Judgment. Dentons agrees to furnish Icagen with a signed Agreed Order and two signed ink originals of the Release of Judgment within five (5) business days following receipt of the payments from Icagen under paragraphs 1(a) and 1(b) of this Agreement.

(c)       Dentons represents that it has not filed any claims, proceedings or judgments against Icagen other than the Illinois Litigation.

(d)       Nothing herein shall prejudice Dentons’ right, in the event of Icagen's breach of this Agreement, to file the Confession of Judgment as set forth in paragraph 2, above.

4.            Full and Complete Settlement. The Parties agree that this Agreement and the terms set forth herein, shall and hereby do effectuate a full and complete settlement of all claims and potential claims arising out of, based upon, or relating to the 2013 Settlement Agreement, the Illinois Lawsuit, the Judgment and the California Lawsuits (collectively, the “Released Claims”). For avoidance of doubt, the 2013 Settlement Agreement shall remain in full force and effect, except that the Parties shall have no further rights or obligations under paragraphs 1 through 4 thereof, which are superceded by the provisions of this Agreement.

5.            Mutual Releases.

(a)       [*****]

6.            Unknown Claims. The Parties acknowledge and understand that there is a risk that, subsequent to the execution of this Agreement, they may discover, incur or suffer Released Claims which were unknown or unanticipated at the time of the execution of this Agreement, and which if known on the date of the execution of this Agreement might have materially affected their decision to enter into and execute this Agreement. The Parties further agree that, by reason of the release contained herein, they are assuming the risk of such unknown Released Claims and agree that this Agreement applies thereto.

7.            Forbearance From Suit.

(a)       Icagen, and all persons acting by, through, under or in concert with it, hereby promise, covenant and agree not to initiate, file or otherwise commence, assert, bring, join, participate in, or otherwise maintain against the Dentons Released Parties, in any court, agency, or other tribunal in any jurisdiction, either directly or indirectly, any claim which they now have, own or hold or claim to have, own or hold, or at any time heretofore had, owned or held, or claimed to have had, owned or held, or may hereinafter have, own or hold, or claim to have, own or hold against the Dentons Released Parties, arising out of, based upon, or relating to the Released Claims.

3

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b)       Dentons, and all persons acting by, through, under or in concert with it, hereby promise, covenant and agree not to initiate, file or otherwise commence, assert, bring, join, participate in, or otherwise maintain against the Icagen Released Parties, in any court, agency, or other tribunal in any jurisdiction, either directly or indirectly, any claim which they now have, own or hold or claim to have, own or hold, or at any time heretofore had, owned or held, or claimed to have had, owned or held, or may hereinafter have, own or hold, or claim to have, own or hold against the Icagen Released Parties, arising out of, based upon, or relating to the Released Claims.

8.           Cal. Civ. Code Section 1542. The parties specifically acknowledges that they are aware of and familiar with the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Being aware of this section, the Parties hereby expressly waive and relinquish all rights and benefits they may have pursuant to said Code Section as well as any other statutes or common law principles of similar effect.

9.          Compromise. The Parties agree that this Agreement is in compromise and settlement of a dispute between them, and it shall not be considered as an admission of the truth or correctness of any claim allegation against them, or of fault or liability by them, each Party denying any fault or liability, except that Icagen acknowledges that it has not disputed, and will not dispute, that Dentons properly obtained the Judgment against it.

10.       Full and Independent Knowledge. Each of the Parties represents that it has been represented by separate counsel of its choice in connection with the preparation and review of this Agreement, its representative has specifically discussed, or had the opportunity to specifically discuss, with such attorney the meaning and effect of this Agreement, and that its representative has carefully read and understands the scope and effect of each provision contained herein. Dentons has not represented, advised, or served as Icagen's counsel in connection with this Agreement.

11.       Warranties. Each of the Parties represents and warrants that it has full power and authority to enter into and perform this Agreement. Each of the Parties further represents and warrants that it has not heretofore assigned, transferred, encumbered or otherwise conveyed, or purported to assign, transfer, encumber or otherwise convey, in whole or in part, to any person or entity, any Released Claims released hereunder.

12.       Confidentiality. Except to the extent necessary to enforce or carry out this Agreement or as otherwise required by law, the Parties shall maintain the terms and existence of this Agreement strictly confidential. Prior to responding to any request, subpoena, or order by any court or governmental agency for disclosure of this Agreement and/or the compromise and settlement effected thereby, the Party to which the request, subpoena, or order has been directed shall notify all other Parties, in writing, within seven (7) days of such request, subpoena, or order and to afford those Parties the opportunity to object to the request, subpoena, or order before responding thereto. Notwithstanding the foregoing: [*****]; (b) the Parties shall have the right to disclose the terms of this Agreement to the extent necessary to comply with their financial, legal, reporting, regulatory and securities obligations, including, to the extent that Icagen concludes that such filing is required, the filing of this Agreement as an exhibit to Icagen’s periodic filings with the Securities and Exchange Commission, provided, however, that Icagen will request confidential treatment of certain non-financial terms of the Agreement based on input from Dentons; (c) the Parties may disclose this Agreement to their attorneys, accountants, financial advisors, bankers, financiers, and potential and actual investors, provided such individuals are made aware of this Confidentiality provision and agree to be bound thereby.

4

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.           Successors. This Agreement shall be binding upon and inure to the benefit of the successors, heirs and assigns of each of the Parties hereto.

14.	Miscellaneous.

(a)       This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois, United States of America, without regard to conflict of laws provisions. The Parties agree that the sole venue for disputes arising out of, related to and/or connected with this Agreement shall be the state courts situated in Cook County, Illinois.

(b)       The Parties agree that this Agreement may be executed in counterparts and that a copy signed by a Party will be fully enforceable against such Party. Unless an ink original is required herein (e.g. the Release of Judgment and the Confession of Judgment), this Agreement, and documents relating to this Agreement, may be executed and transmitted by facsimile, email or any other electronic means.

(c)       This document contains the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersedes and cancels all previous agreements, contracts, covenants, commitments, obligations, and writings between the parties pertaining to the subject matter hereof. Each of the Parties further represents that no other understandings, statements, promises, or inducements contrary to the terms of this Agreement, whether oral or written, exist, and that he/it does not rely and has not relied upon any representation or statement made by another Party or any of their representatives with regard to the subject matter of this Agreement (other than those representations and statements made in this Agreement).

(d)       This Agreement shall be construed as a whole, according to its fair meaning, and shall not be construed strictly for or against any of the Parties hereto.

(e)       This Agreement may not be amended, altered, modified or waived, in whole or in part, except in a writing executed by the Parties to this Agreement.

(f)       If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby.

(g)       The failure of any Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

5

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have each executed this Agreement as of the date first set forth above.

ICAGEN, INC. f/k/a		DENTONS US LLP
CALDERA PHARMACEUTICALS, INC.

By:	/s/ Richard Cunningham	By:	/s/ Edward J. Reich
Title:	Chief Executive Officer	Title:	U.S. General Counsel and Partner

Agreed as to form:

BLUMENTHAL LAW GROUP P.C.

By:	Grant Blumenthal
Title:	Counsel for Icagen, Inc. f/k/a
Caldera Pharmaceuticals, Inc.

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EXHIBIT A

[*****]

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EXHIBIT B

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS

DENTONS US LLP, Plaintiff, vs. CALDERA PHARMACEUTICALS, INC., Defendant.	) ) ) Case No. 14L50351 ) ) ) ) ) ) )

JUDGMENT ORDER

It is ordered that plaintiff Dentons US LLP recover from defendant Caldera Pharmaceuticals, Inc.  $3,050,000 and costs of suit. Execution may issue.

Plaintiff may withdraw the original documents upon filing certified copies with the clerk.

_________________________, ________________

ENTER:

/s/ Doruthy Brown
Judge Judge’s No.

Atty. No.: 6205749 Name: Andrew R. McGaan Atty. for: Dentons US LLP Address: 300 N. LaSalle St. City/State/Zip: Chicago, IL 60654 Telephone: 312-862-2000

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EXHIBIT C

DENTONS US LLP, Plaintiff, vs. ICAGEN, INC. f/k/a CALDERA PHARMACEUTICALS, INC., Defendant.	) ) ) Case No. _______ ) ) ) AFFIDAVIT OF RICHARD CUNNINGHAM ) ) ) )

RICHARD CUNNINGHAM, under penalty of perjury, hereby swears that the following information is true and correct to the best of my knowledge and information:

1.       I am the CEO and President of defendant Icagen, Inc. f/k/a Caldera Pharmaceuticals, Inc. (“Icagen”). Icagen is a Delaware corporation having its principal place of business at 4222 Emperor Blvd., Suite 350, Research Triangle Park, Durham, North Carolina 27703.

2.       I make this Affidavit in connection with a certain agreement dated May __, 2017 (“the Agreement”) between Icagen and plaintiff Dentons US LLP (“Dentons”) to confess judgment on behalf of Icagen in this Court in favor of plaintiff for the sum of three million eight hundred and ninety-one thousand five hundred and forty nine dollars and thirty two cents ($3,891,549.32), less any amounts paid pursuant to the Agreement, and to authorize Dentons to enter judgment for that sum against Icagen in this Court.

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3.       This Confession of Judgment is for a debt justly due to Dentons pursuant to a 2013 Settlement Agreement between Dentons and Icagen, and a Judgment entered pursuant thereto in the amount of three million and fifty thousand dollars ($3,050,000), plus costs of suit and interest, which resolved Dentons’ claim for fees and disbursements owed for professional services rendered to Icagen from 2011 through July 5, 2013. Pursuant to the Agreement, Dentons has agreed to compromise the amounts due and accept, inter alia, payment in the amount of one million four hundred thousand dollars ($1,400,000.00), to be paid pursuant to a schedule set forth therein.

4.       In the event Icagen defaults in making any payment set forth in the Agreement on a timely basis, Dentons is required to give Icagen written notice of such default.

5.       If Icagen fails to cure said default within five (5) business days after notice is delivered as required by the Agreement, Icagen shall immediately become obligated to Dentons for the full three million eight hundred and ninety one thousand five hundred and forty nine dollars and thirty cents ($3,891,549.32), less any amounts paid pursuant to the Agreement.

6.       If Icagen fails to cure the default within five (5) business days after notice is delivered in accordance with the Agreement, Icagen hereby irrevocably confesses judgment in favor of Dentons for the full three million eight hundred and ninety-one thousand five hundred and forty-nine dollars and thirty cents ($3,891,549.32), less any amounts paid pursuant to the Agreement.

C-2

7.       Accordingly, if Icagen fails to cure the default within five (5) business days after notice is delivered in accordance with the Agreement, judgment may be entered hereunder against Icagen, Inc. f/k/a Caldera Pharmaceuticals, Inc. and in favor of Dentons US LLP in the amount of three million eight hundred and ninety-one thousand five hundred and forty-nine dollars and thirty cents ($3,891,549.32), less any amounts paid pursuant to the Agreement, plus court filing fees, upon the filing of this Affidavit together with an Affidavit from a representative of Dentons stating that payment required by the Agreement was not timely made and setting forth the full amount then due, including the basis for calculation, plus court filing fees.

FURTHER, AFFIANT SAYETH NOT.

/s/ Richard Cunningham
Richard Cunningham

SUBSCRIBE and SWORN to before me this 11th May, 2017

/s/ James O. Whitmore
Notary Public

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EXHIBIT D

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS

DENTONS LLP vs CALDERA PHARMACEUTICALS, INC n/k/a ICAGEN, INC	) ) ) No. 14 L 50351 ) ) )

AGREED ORDER TO VACATE JUDGMENT
AND DISMISS WITH PREJUDICE

This matter before the Court on the Agreed Motion of Dentons LLP and Caldera Pharmaceuticals, Inc n/k/a Icagen, Inc, due notice given and the Court and parties being fully advised in the premises, it is hereby ordered that:

1.	The Judgment of May 7, 2014, in the amount of $3,050,00.00 plus costs of suit is hereby vacated.

2.	This matter is dismissed with prejudice with each side to bear their own attorneys’ fees and costs.

AGREED:
	Dentons LLP,	Caldera Pharmaceuticals, Inc
	By its counsel of record	n/k/a Icagen, Inc, by its counsel of record

Date:

ENTER:

Judge Judge’s No.

__________________(No.______________)

Dentons LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Tel: (312) 862-2000

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EXHIBIT E

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS Dentons, LLP v. Caldera Pharmaceuticals, Inc. k/n/a Icagen, Inc.

Recorder’s Stamp

No. 14 L 50351

RELEASE OF JUDGMENT

Dentons, LLP, the Judgment Creditor, having received full consideration for this release, releases the judgment entered on May 7, 2014, against Defendant, Caldera Pharmaceuticals Inc., k/n/a Icagen, Inc. for $3,050,000.00.

Attorney of Record for Dentons, LLP

APPROVED:
Judge Judge’s No.

__________________ (No.__________________)

Dentons LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Tel: (312) 862-2000

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